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Exhibit 10.10
                         SALES AGENCY AGREEMENT BETWEEN

                     SPRINT COMMUNICATIONS COMPANY L.P. AND

                                AIRGATE PCS, INC.

This Sales Agency Agreement (as amended from time to time, "Agreement") made as of May 1, 2001 ("Effective Date"), is between Sprint Communications Company L.P., a Delaware limited partnership ("Sprint") and AirGate PCS, Inc., ("Sales Agent").

                                    RECITALS

A. Sales Agent desires to act as Sprint's agent for the marketing and sale of Sprint's residential wireline voice long distance telecommunications services ("Sprint Services") to Customers through Sales Agent's retail stores in the United States.

B. Sprint desires to appoint Sales Agent as its limited agent to promote, distribute and sell Sprint Services as described in this Agreement and any Exhibits, Attachments or Addenda hereto.

                                      TERMS

In consideration of the covenants, terms and conditions of this Agreement the parties agree as follows:

1.       Defined Terms

1.1. "A-Status Sale" or "A-Status" means a sale of Sprint Services to a Customer who passes all Sprint's screening processes and whose Sprint Service is activated by Sprint.

1.2. "Customer" means a person who purchases Sprint Services as a result of a sale by Sales Agent under this Agreement.

1.3. "Commission" means the commission payable to Sales Agent by Sprint pursuant to this Agreement.

1.4. "Market" means a market defined by Sprint for its internal marketing purposes, which market generally corresponds to a metropolitan area rather than to an individual city or other governing unit.

1.5. "Net Collectible Monthly Revenue" means the total amount billed to the customer for monthly recurring charges and monthly usage charges for Sprint Services. Net Collectible Monthly Revenue excludes taxes and surcharges, special access charges, directory assistance charges, charges for non-voice telecommunications services, charges which are subsequently credited, volume and other promotional discounts, fraudulently charged amounts, bad debt and uncollectibles, write-offs, and amounts Sprint is required by governmental or quasi-governmental authorities to collect on behalf of or pay to others in support of statutory or regulatory programs. Examples of such programs include, but are not limited to, the Universal Service Fund, the Primary Interexchange Carrier Charge, and compensation to payphone service providers for use of their payphones to access Sprint's service.

1.6. "Rate Schedules" means Sprint's schedules of rates, terms and conditions for Sprint Services.

1.7. "Retail Sales Force" means Sales Agent's employees that are engaged in direct sales activities at Sales Agent's retail stores.

1.8. "Sprint Marks" are the trade names, logo, service marks, brands and other trademarks of Sprint.

1.9. "Sprint Services" means Sprint's residential wireline voice long distance telecommunications services. "Sprint Services" does not include other services offered by Sprint, such as data services.

1.10."Tariff' means those tariffs filed by either Party with state regulatory commissions for intrastate Service.

1.11."Terms and Conditions of Service" means the terms and conditions that govern either Party's interstate Service.

2.       Appointment

2.1. Agency. Subject to this Agreement, Sprint appoints Sales Agent as its agent for the limited purposes of selling Sprint Services to Customers through Sales Agent's Retail Sales Force in the United States. Sales Agent accepts the appointment.

2.2. Restriction on Sales Agent Authority. Sales Agent is a limited agent of Sprint only for the purposes expressly set out in this Agreement. Sales Agent is not authorized to sign any offer, proposal or agreement on behalf of Sprint. Sales Agent is authorized to use only its Retail Sales Force for the sale of Sprint Services. Sales made by Sales Agent of Sprint Services may be made only via a one-on-one consultative basis with the Customer. Sales Agent is must use commercially reasonable efforts to perform its sales obligations under this Agreement. Sales Agent may not set up a multi-level marketing, pyramid promotional scheme or any similar structure to sell Sprint Services.

2.3. Compliance. Sales Agent must comply with all procedures, policies and operating guidelines on the marketing and sale of Sprint Services that are established by Sprint, including procedures required by law or contract or policies adopted by Sprint (e.g., advising Customers of the terms and conditions of the Sprint Services or pre-approval of marketing packets). Sprint will notify Sales Agent in writing a commercially reasonable time, but not less than 30 days, in advance of the effective date of any new or revised procedures and/or operating guidelines, unless a shorter time period is required by law or specified in this Agreement.

2.4. No Contractual Relationship with Retail Sales Force.

2.4.1. General. Notwithstanding Sales Agent's right to use its Retail Sales Force to sell Sprint Services, Sprint will deal only with Sales Agent and will not deal directly with or have any obligations to any member of Sales Agent's Retail Sales Force. Without limiting the generality of the foregoing, Sales Agent:

     (1)  must place all orders for Sprint Services;

     (2)  coordinate all advertisements and promotional  activity under Sections
          4.5 and 4.6; and

     (3)  is liable for payment of all amounts due Sprint under this Agreement.

2.4.2. Independent Contractor. Sales Agent is an independent contractor with no authority to act for or on behalf of Sprint, except as expressly granted herein. Sales Agent may not use agents or third party vendors or representatives to solicit Customers for Sprint without Sprint's prior consent. Sales Agent has no authority to bind Sprint in any manner whatsoever except as authorized by Sprint. Sprint has no obligation to employees or agents utilized by Sales Agent to attract Customers to Sprint. Such individuals are at all times employees or agents of Sales Agent. Sales Agent is solely responsible for all expenses and obligations incurred by it as a result of its efforts to solicit Customers for Sprint, unless otherwise agreed to in advance by the Parties. Sales Agent agrees to comply with laws, regulations and orders relating to equal employment opportunity, workers' compensation, unemployment compensation and FICA.

2.4.3. Methods of Operations. Sales Agent, its subcontractors, employees and agents, are independent contractors for all purposes and at all times. Sales Agent is responsible for control over the methods and details of performing the services described in this Agreement, subject to Sprint's inspection. Sales Agent is also solely responsible for providing all tools, material, training, hiring, supervision, hours of work, employment policies and procedures, work rules, compensation, discipline, and termination of employment for Sales Agent's employees.

2.4.4. Wages and Payroll Taxes. Sales Agent is solely responsible for payment of wages, salaries, fringe benefits and other compensation of, or claimed by, its employees including, without limitation, contributions to any employee benefit, medical or savings plan and is responsible for all payroll taxes including, without limitation, the withholding and payment of all federal, state and local income taxes, FICA, unemployment taxes and all other payroll taxes.

2.4.5. Sprint's Right to Reject. Sprint has the right, in its sole discretion, to reject any individual as a member of Sales Agent's Retail Sales Force. If Sprint rejects an individual as a member of the Sales Agent's Retail Sales Force, Sales Agent must insure that that individual does not sell Sprint Services. Sprint has the further right to notify Sales Agent in writing and require that Sales Agent insure that that individual is no longer selling Sprint Services from and after the date of notice. Sprint does not have to pay Commissions to Sales Agent for sales of Sprint Services made by any (i) individual whom Sprint has rejected as a member of the Retail Sales Force, or (ii) individual whom Sprint has notified Sales agent can no longer sell Sprint Services.

2.4.6. Sales Agent Representations, Warranties and Covenants with Respect to Retail Sales Force. Sales Agent represents, warrants and covenants to Sprint as follows:

     (1) Sales Agent is responsible for the acts or omissions of each member of the Retail Sales Force;

     (2) no one other than the members of the Retail Sales Force may sell Sprint Services;

     (3) each member of the Retail Sales Force will comply with the applicable provisions of this Agreement, including the confidentiality provisions (Section 7) and the sales and marketing provisions (Section 4); and

     (4)  each member of the Retail Sales Force has a confidentiality obligation
          to   Sales   Agent  at  least   as   restrictive   as  Sales   Agent's
          confidentiality obligations to Sprint under this Agreement.

2.5. No Sale to Resellers. Sales Agent will require that the Retail Sales Force sell Sprint Services to Customers only. Sales Agent acknowledges that one of Sprint' primary reasons for selecting Sales Agent as a sales agent for the Sprint Services is to assure a broad distribution of Sprint Services to Customers. Sales Agent agrees that it will not knowingly, directly or indirectly, sell, or permit the Retail Sales Force to sell, Sprint Services to a reseller of telecommunications services or to anyone that is purchasing the Sprint Services for the purpose of reselling them. Sales Agent will take and require its Retail Sales Force to take reasonable efforts to determine if a volume purchaser is a reseller of telecommunications services.

3.       Term

     The term of this Agreement is 1 year from the Effective Date, unless sooner terminated as permitted in this Agreement. This Agreement automatically renews for consecutive 1 year periods on each anniversary date of the Effective Date, unless either party gives the other party written notice of non-renewal at least 30 days before the anniversary date.

4.       Sale of Sprint Services

4.1. Commissions. Except as otherwise provided in Exhibit A attached to this Agreement, Sprint will pay Sales Agent a Commission as described in Exhibit A (Commissions) on or before the last day of the month following the month in which a sale of Sprint Services by Sales Agent becomes A-Status. Any Commission paid is subject to charge back as provided in Exhibit A. Sprint will pay Sales Agent Commissions only for sales of Sprint Services made while this Agreement is in effect. Sales Agent must not rebate, split or otherwise share any Commissions Sales Agent is paid with respect to the sale of Sprint Services with any Customer obtaining a Sprint Service without Sprint's prior written consent.

4.2. Sales Activity.

4.2.1. Authorization to Sell Sprint Services. Sprint authorizes Sales Agent to sell Sprint Services in the retail stores described in Exhibit B and any other mutually agreed-upon Sales Agent retail stores. Sales Agent may not modify, amend, waive, cancel or otherwise change any Sprint Services offering. Sprint reserves the right, in its sole discretion, to: (a) add or delete individual service offerings or Sprint Services from those that the Sales Agent is authorized to sell; or (b) change the Rate Schedules, Terms and Conditions of Service or Tariffs for any Sprint Services or individual service offerings that Sales Agent is authorized to sell. Any changes to the Sprint Services that Sales Agent may sell are effective as soon as Sprint gives notice of the change to Sales Agent, except that non- material changes to Sprint's Rate Schedules, Terms and Conditions of Service or Tariffs are effective immediately when made. Sprint is not obligated to make all of its service offerings available for sale by Sales Agent; rather, Sprint can make as limited a set of service offerings as Sprint may choose, in its sole discretion, available to Sales Agent.

4.2.2. Marketing and Sale of Sprint Services.

     (1) Sales Agent must provide a one-on-one, consultative sales experience for the Customer to ensure the Customer's understanding of the nature of the Sprint Service purchased and the terms of the Sprint Service selected by the Customer.

     (2) Sales Agent must complete and deliver to Sprint all orders for Sprint Services obtained by the Sales Agent. Sprint will conduct its standard credit check on the proposed Customer.

          (a) If the Customer qualifies for the Sprint Service for which the credit check was run, is otherwise a Customer to whom Sprint is willing to provide the Sprint Service, and the order is complete, legible and accurate, Sprint will provide Sprint Service to the Customer.

          (b) If the Customer does not qualify for the Sprint Service for which the credit check was run, Sales Agent or Sprint will notify the Customer directly and Sales Agent or Sprint may offer the Customer an alternative Sprint Service for which the Customer qualifies. If Sprint provides the Customer an alternative Sprint Service, Sales Agent will earn Commission for that Sprint Service when the sale of that Sprint Service becomes A-Status if the requirements of Section 4.1 and Exhibit A are met.

4.2.3. Order Acceptance and Cancellation. Orders for Sprint Services submitted by Sales Agent are not binding until accepted by Sprint. Sprint may, in its sole discretion, reject any order solicited or taken by Sales Agent if the order fails to pass any of Sprint's screening processes.

4.2.4. Customers. All Customers purchasing Sprint Services through the efforts of Sales Agent are Customers of Sprint. Sales Agent must comply with all Sprint procedures regarding activation, care and dealing with Sprint's Customers. Sales Agent will not impose any activation or other fees, standards, sales conditions, or contracts not written by Sprint on any Customer. Sales Agent is not authorized to bill or collect any moneys from Customers on behalf of Sprint.

4.3. Training.   Sprint  will  provide  all  training   (trainers  and  training
     materials, initial and continuing) for the Retail Sales Force trainers regarding the features and functionality of Sprint Services. Sales Agent must provide the place for this training and make the trainers of the Retail Sales Force available. Sales Agent and Sprint will use commercially reasonable efforts to coordinate and plan all training sessions. Sales Agent must have each member of the Retail Sales Force receive a sufficient amount of training from Sprint in order to provide a professional, one-on-one consultative sales experience to Customers. If Sprint establishes a training program designed to provide a Sprint certification of Sales Agent as a trainer, Sales Agent will obtain the appropriate certification, as determined by Sprint, within 90 days of Sprint notifying Sales Agent of the establishment of the certification program.

4.4. Liability for Sprint Services Procured by Fraud or Misrepresentation. Sales Agent is liable to Sprint for all uncollected amounts billed to any Customer purchasing a Sprint Service through Sales Agent's efforts for Sprint Services that are procured by or through fraud or fraudulent means of Sales Agent or its Retail Sales Force or if Sales Agent or any member of its Retail Sales Forces fails to follow Sprint procedures, policies and operating guidelines on the marketing and sale of Sprint Services in any material respect in accordance with Section 2.3.

4.5. Advertising and Marketing. Sales Agent will actively promote and market the Sprint Services in accordance with the standards set from time to time by Sprint. Sprint will develop and design all advertising, marketing and promotional plans and sales collateral (collectively, "Marketing Materials") to be used in Sales Agent's retail stores and will pay for such development and design costs. Sales Agent may not use any Marketing Materials not provided by Sprint, and may not modify any Sprint-provided Marketing Materials, without Sprint's prior written consent. Sales Agent will pay for the inventory of Marketing Materials that are used in its retail stores.

4.6. Internet Advertising; No Internet Sales. Sales Agent may advertise the Sprint Services or tell Customers how to reach Sales Agent on Sales Agent's Internet website. Any Internet advertising must receive Sprint's prior written approval. Sales Agent may not use unsolicited commercial electronic or "spam" messages to advertise or sell the Sprint Services. Sales Agent may not sell Sprint Services via the Internet.

5.       Limitation of Liability

NEITHER PARTY IS LIABLE TO THE OTHER FOR SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, OR LOSS OF PROFITS, ARISING FROM THE RELATIONSHIP OF THE PARTIES OR THE CONDUCT OF BUSINESS UNDER, OR BREACH OF THIS AGREEMENT, EXCEPT WHERE SUCH DAMAGES OR LOSS OF PROFITS ARE CLAIMED BY OR AWARDED TO A THIRD PARTY IN A CLAIM OR ACTION AGAINST WHICH ONE PARTY TO THIS AGREEMENT HAS A SPECIFIC OBLIGATION TO INDEMNIFY THE OTHER.

6.       Termination of Agreement

6.1. Events of Termination

6.1.1. Either party may terminate this Agreement for its convenience upon 30 days written notice to the other party.

6.1.2. Sprint may terminate this Agreement immediately if:

     (1) Sales Agent fails to pay any amount due to Sprint under this Agreement when due;

     (2)  Sales Agent resells (directly or indirectly) the Sprint Service;

     (3) Sales Agent actively seeks or has a high percentage of terminations and re-activations of Customers purchasing Sprint Services through Sales Agent's efforts;

     (4) Sales Agent institutes or becomes the subject of proceedings under any bankruptcy act, insolvency law or any law for the relief of debtors;

     (5)  a receiver is appointed for, or applied for by, Sales Agent;

     (6)  Sales Agent makes any assignment for the benefit of its creditors; or

     (7) Sales Agent materially breaches this Agreement (other than as provided in (1) through (6) of this subparagraph 6.1.2.), Sprint gives notice of breach to Sales Agent and Sales Agent fails to cure the breach within 30 days of the date of the notice.

6.1.3. Sales Agent may terminate this Agreement immediately (except for termination under Section 6.1.3(2)) if:

     (1) Sprint fails to pay when due any amount due to Sales Agent under this Agreement;

     (2) Sprint materially breaches this Agreement, Sales Agent gives notice of breach to Sprint, and Sprint fails to cure the breach within 30 days of the date of the notice;

     (3) Sprint institutes or becomes the subject of proceedings under any bankruptcy act, insolvency law or any law for the relief of debtors;

     (4) Sprint makes an application for the appointment of a receiver for Sprint; or

     (5)  Sprint makes an assignment for the benefit of its creditors.

6.1.4. Sprint may immediately terminate Sales Agent's right to sell Sprint Services through a particular member of the Retail Sales Force without in any way affecting the rights and obligations of Sales Agent and Sprint under this Agreement.

6.1.5. Sprint may immediately terminate Sales Agent's right to sell Sprint Services in any Market without terminating this Agreement and without in any way affecting Sales Agent's rights and obligations to sell Sprint Services in any other Market. If Sales Agent sells or attempts to sell Sprint Services in any Market which Sprint has not approved, Sales Agent will immediately terminate all sales activity in that Market upon notice from Sprint. If Sales Agent fails to immediately terminate all such sales activity in that Market, Sprint may immediately terminate this Agreement.

6.2. Method of Termination. A party having the right to terminate this Agreement (in whole or in part) may exercise the right by giving the other party written notice stating the Agreement (in whole or in part) is terminated as of the later of the date of the notice or the permitted termination date.

6.3. Duties upon Expiration or Termination. Upon the expiration or termination of this Agreement by either party:

6.3.1. Sales Agent must use all commercially  reasonable  efforts to immediately
     (a) cease all of its efforts to promote the sale of the Sprint Services and
     (b) stop using Sprint's Marks in connection with the sale of Sprint Services under this Agreement;

6.3.2. Sales Agent must notify each member of the Retail Sales Force that this Agreement is terminated and they are to immediately (a) cease all efforts to promote the sale of the Sprint Services and (b) stop using Sprint's Marks;

6.3.3. both parties will immediately refrain from making any statements or taking any actions that might cause third parties to infer that any sales agency relationship continues to exist between the parties pursuant to this Agreement, and where necessary or advisable, immediately inform third parties that the parties no longer have a sales agency relationship pursuant to this Agreement;

6.3.4. Sprint is not obligated to accept and process any further orders received from Sales Agent after the date of termination or expiration;

6.3.5. if Sprint terminates Sales Agent's right to sell Sprint Services through a particular member of the Retail Sales Force, Sales Agent must use all commercially reasonable efforts to ensure that member of the Retail Sales Force immediately ceases all efforts to promote the sale of the Sprint Services, including notifying that member of the Retail Sales Force that he or she is to immediately (a) cease all efforts to promote the sale of the Sprint Services, and (b) stop using Sprint's Marks.

6.4. Effect of Termination. Termination of this Agreement is without prejudice to any other rights or remedies of the parties and is without liability for any loss or damage occasioned by the termination. Termination of this Agreement for any cause does not release either party from any liability which, at the time of termination, has accrued to the other party, or which may accrue in respect of any act or omission before termination or from any obligation which is expressly stated to survive the termination. Sales Agent is not entitled to the payment of any Commissions that was not already earned on the termination date (other than Monthly Residual Commissions payable after the Termination of this Agreement with respect to sales occurring prior to Termination of this Agreement).

7.       Confidentiality; Trade Secrets

7.1. Neither Party, nor its directors, officers, employees or agents, may disclose the terms of this Agreement to any unaffiliated third party without the written consent of the other Party, except as otherwise required by law.

7.2. All information, including without limitation all oral, visual and written information, including all information disclosed prior to the date of this Agreement pursuant to the negotiations of the parties, disclosed to the other party and marked "Confidential" or "Proprietary" is deemed to be confidential, restricted and proprietary to the disclosing party (the
     "Confidential Information"). Written materials must be conspicuously labeled "Confidential" or "Proprietary" at the time disclosed or as soon as practicable thereafter, but not more than 15 days after the disclosure. Oral and visual information must be confirmed in writing as "Confidential" or "Proprietary" within 15 days of the date disclosed.

7.3. Each party will maintain the confidentiality of the other party's Confidential Information. The party receiving Confidential Information will use it only to further the relationship between the parties. Confidential Information may not be disclosed to any third party without the written consent of the disclosing party. Each party agrees that the other may disclose Confidential Information it receives to its employees, directors, officers, accountants, lawyers or other agents who have a need to know, subject to the terms of this Agreement. The party receiving Confidential Information must provide at least the same reasonable care to avoid disclosure in breach of this Agreement or unauthorized use of the disclosing party's Confidential Information as it provides to protect its own similar Confidential Information. All Confidential Information remains the property of the disclosing party, and no rights, licenses, trademarks, inventions, copyrights, patents, or other intellectual property rights are implied or granted under this Agreement, except to use the Confidential Information as provided in this Agreement. The receiving party will not reproduce Confidential Information except to accomplish the purpose of this Agreement.

7.4. The receiving party does not have an obligation to protect Confidential Information that is: (a) in the public domain through no fault of the receiving party; (b) within the legitimate possession of the receiving party, with no confidentiality obligations to a third party; (c) lawfully received from a third party having rights in the information without restriction, and without notice of any restriction against its further disclosure; (d) independently developed by the receiving party without breaching this Agreement or by parties who have not had, either directly or indirectly, access to or knowledge of the Confidential Information; or (e) disclosed with the prior written consent of the disclosing party. If in the opinion of counsel for the receiving party, Confidential Information is required to be produced by law, court order, or governmental authority, the receiving party must immediately notify the disclosing party of that obligation. The disclosing party may move the ordering court or authority for a protective order or other appropriate relief.

7.5. All information (including but not limited to name, address, telephone number, usage and billing information, income and feature preference) of individuals solicited by Sales Agent to become Sprint Customers and/or sold Sprint Services by Sales Agent is Sprint Confidential Information under this Section 7 and is trade secret information belonging to Sprint. Sales Agent has no rights to information that Sprint has regarding a Customer who has purchased Sprint Services through Sales Agent's efforts. Sales Agent will not sell or otherwise disclose that a Customer is a Sprint Customer, or any other trade secrets of Sprint to any third party at any time.

8.       Indemnification.

8.1. Indemnification by Sprint. Sprint agrees to indemnify, defend and hold harmless Sales Agent, its directors, managers, officers and employees from and against any and all claims, demands, causes of action, losses, actions, damages, liability and expense, including costs and reasonable attorneys' fees, against Sales Agent, its directors, managers, officers and employees arising from or relating to Sprint's provision of the Sprint Services, or by Sprint, or its directors', officers', employees', contractors', subcontractors', agents' or representatives' breach of any representation, warranty or covenant contained in this Agreement, except where and to the extent the claim, demand, cause of action, loss, action, damage, liability and expense results from the negligence or willful misconduct of Sales Agent, its directors, managers, officers, employees, agents or representatives. Sprint's indemnification obligations under this Section do not apply to any third party vendors that provide services directly to Sales Agent under a separate agreement.

8.2. Indemnification of Sales Agent. Sales Agent agrees to indemnify, defend and hold harmless Sprint, its directors, officers and employees from and against any and all claims, demands, causes of action, losses, actions, damages, liability and expense, including costs and reasonable attorneys' fees, against Sprint, its directors, officers and employees arising from or relating to Sales Agent's sale of Sprint Services, or its directors', managers' officers', employees', contractors', subcontractors', agents' or representatives' violation of any law, regulation or ordinance applicable to Sales Agent, or by Sales Agent's, or its directors', managers'
     officers', employees', contractors', subcontractors', agents' or representatives' breach of any representation, warranty or covenant contained in this Agreement, except where and to the extent the claim, demand, cause of action, loss, action, damage, liability and expense results from the negligence or willful misconduct of Sprint, its directors, officers, employees, contractors, subcontractors, agents or representatives.

8.3. Procedure.

8.3.1. Notice. Any party being indemnified ("Indemnitee") will give the party making the indemnification ("Indemnitor") written notice as soon as practicable but not later than 5 business days after the party becomes aware of the facts, conditions or events that give rise to the claim for indemnification if:

     (1) any claim or demand is made or liability is asserted against Indemnitee; or

     (2) any suit, action, or administrative or legal proceeding is instituted or commenced in which Indemnitee is involved or is named as a defendant either individually or with others.

     Failure to give notice as described in this Section does not modify the indemnification obligations of this provision, except if Indemnitor is harmed by failure to provide timely notice to Indemnitor, then Indemnitor does not have to indemnify Indemnitee for the harm caused by the failure to give the timely notice.

8.3.2. Defense by Indemnitor. If within 30 days after giving notice Indemnitee receives written notice from Indemnitor stating that Indemnitor disputes or intends to defend against the claim, demand, liability, suit, action or proceeding, then Indemnitor will have the right to select counsel of its choice and to dispute or defend against the claim, demand, liability, suit, action or proceeding, at its expense.

     Indemnitee will fully cooperate with Indemnitor in the dispute or defense so long as Indemnitor is conducting the dispute or defense diligently and in good faith. Indemnitor is not permitted to settle the dispute or claim without the prior written approval of Indemnitee, which approval will not be unreasonably withheld. Even though Indemnitor selects counsel of its choice, Indemnitee has the right to retain additional representation by counsel of its choice to participate in the defense at Indemnitee's sole cost and expense.

8.3.3. Defense by Indemnitee. If no notice of intent to dispute or defend is received by Indemnitee within the 30-day period, or if a diligent and good faith defense is not being or ceases to be conducted, Indemnitee has the right to dispute and defend against the claim, demand or other liability at the sole cost and expense of Indemnitor and to settle the claim, demand or other liability, and in either event to be indemnified as provided in this Section. Indemnitee is not permitted to settle the dispute or claim without the prior written approval of Indemnitor, which approval will not be unreasonably withheld.

8.3.4. Costs. Indemnitor's indemnity obligation includes reasonable attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by Indemnitee from the first notice that any claim or demand has been made or may be made, and is not limited in any way by any limitation on the amount or type of damages, compensation, or benefits payable under applicable workers' compensation acts, disability benefit acts, or other employee benefit acts.

9.       Disputes Concerning Commission Payments/Books and Records/Audit.

9.1. Disputes Concerning Commission Payments. If any dispute arises concerning any Commission payment due hereunder, the disputing party must give the other party written notice of the nature and amount of the dispute within 120 days of receipt of payment and adequate supporting documentation to verify such Commission. If a party does not receive such written notice within that 120 days period, all Commission payments made will be final and the other party may not thereafter dispute the nature or amount of the Commission payment. If, however, the complaining party did not have knowledge of the Commission due it because of fraud, failure to disclose, breach of this Agreement or any other act or omission of the other party, this provision shall not apply and the complaining party has two years from the date of discovery of the relevant facts in which to make a claim. The limitations provided in this Section 9.1 shall not apply to Commission errors, issues and disputes arising in connection with, or discovered in, an audit under Section 9.2, even though such audit is conducted more than 120 days after receipt of payment and adequate supporting documentation.

9.2. Audit. Each party will maintain complete and accurate accounting records during the term of this Agreement and for 12 months following conclusion or expiration of all post-agreement payment obligations of the parties in a consistent form to substantiate the direct monetary payments and reporting obligations of one party to any other party under this Agreement. Each party may, upon reasonable advanced written notice, conduct during the other party's regular business hours, and in accordance with applicable law and reasonable security requirements, audits of such direct monetary payment and reporting obligation accounts and records, in accordance with the following guidelines and restriction: (a) the audit may be conducted by members of the internal audit department who are employees of the auditing party or by an independent auditor, provided that the auditor has signed a confidentiality agreement acceptable to the audited party, (b) the audited party may require audit on the premises of the audited party, (c) the audited party will have the right to have an employee or representative present at all times during the audit, (d) the auditing party will not have direct unrestricted access to the audited party's computer database without the consent of the audited party, and will be entitled to review only those specific records of the audited party directly related to the monetary obligations of the audited part hereunder or the applicable Addendum, specifically limited to customer activations, deactivations, customer billing records, and any other records directly related to the monetary obligations of such party hereunder; and (e) the auditing party's audit of activation, deactivation and Customer billing records will be limited to a reasonable random sampling audit of these records.

     Subject to the restrictions set forth above, the audited party shall cooperate fully with the auditing party. All reasonable fees and costs incurred (including a reasonable charge for the services of any employee of the audited party directly involved in the audit) by either party in connection with such audits shall be paid by the auditing party. The audited party will have the right to have the results of any such audit reviewed by the audited party's internal auditing staff or by the audited party's independent accountants who then audit the financial statements of the audited party ("Independent Auditors"). The cost of such internal or Independent Auditors review shall be borne by the audited party. The audited party shall use its commercially reasonable efforts to immediately correct any deficiencies related to performance uncovered by such audit.

10.      General Provisions

10.1.Notices. All notices required or permitted to be given by any provision of this Agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or delivered by hand, or overnight courier marked next day morning delivery, or by confirmed facsimile, charges prepaid and addressed as follows:

         If to Sales Agent:               If to Sprint:
         -----------------                ------------

         AirGate PCS, Inc.                Sprint
         233 Peachtree St., Ste. 1700     6360 Sprint Parkway
         Harris Tower                     Mailstop KSOPHE0406-4B753
         Atlanta, GA  30303               Overland Park, KS 66251
         Attn:  Mark Allen                Attn:  Director, Partnership Marketing
                                          -NCO

         With a copy to:                  With a copy to:

         AirGate PCS, Inc.                Sprint
         233 Peachtree St., Ste. 1700     8140 Ward Parkway
         Harris Tower                     Kansas City;  MO 64114
         Atlanta, GA  30303
         Attn:  Barbara L. Blackford      Attn:  Vice President
                                          -Law, Marketing & Sales


     Any party may from time to time specify a different address by notice to the other party. Any notice sent registered mail or certified mail will be deemed delivered 3 days after the notice is mailed. Any notice delivered by hand will be deemed effective when delivered to or refused by the party to receive the notice. Any notice sent by overnight courier, marked next day morning delivery, will be deemed delivered the day after it is deposited with the overnight courier. A notice sent via facsimile is deemed delivered upon receipt of confirmation that the facsimile was transmitted to the other party's facsimile number.

10.2.Governing   Law.  The  terms  of  this  Agreement  will  be  construed  and interpreted under the laws of the State of Kansas without regard to its choice of law principles.

10.3.Jury Trial Waiver.  THE PARTIES HEREBY  EXPRESSLY  WAIVE ANY RIGHT THEY MAY
     HAVE TO A TRIAL BY JURY FOR ANY DISPUTE ARISING OUT OF OR RELATED TO THIS AGREEMENT.

10.4.Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if each party signed the same document. All counterparts are construed together and constitute one Agreement.

10.5.Entire Agreement. The provisions of this Agreement, including the Exhibits hereto, set out the entire agreement and understanding between the parties as to the subject matter of this Agreement and supersede all prior agreements, oral or written, and other communications between the parties relating to the subject matter of this Agreement.

10.6.Waivers;  Amendments.  The  observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce the term, but any waiver is effective only if in a writing signed by the party against which the waiver is to be asserted. Except as otherwise provided in this Agreement, no failure or delay of any party in exercising any power or right under this Agreement operates as a waiver thereof, nor will any single or partial exercise of the right or power, or any abandonment or discontinuance of steps to enforce the right or power, preclude any other or further exercise thereof or the exercise of any other right or power. This Agreement may only be amended in writing.

10.7.Disclosure. Neither party may make any media release, public announcement or other disclosures relating to this Agreement, its subject matter or the purpose of this Agreement without the prior written consent of the other party. If such disclosure is required by law or the rules of any exchange on which such party's securities are listed, the disclosing party will attempt to obtain the other party's consent prior to making the disclosure, but the disclosing party will not be in breach of this provision if the time required by law or the exchange's rules for making the disclosure makes it impossible or impracticable to obtain such prior consent.

10.8.Compliance with Laws. The parties must comply with all applicable federal, state, county and local laws, rules, regulations and orders that apply to the performance of their obligations under this Agreement.

SPRINT COMMUNICATIONS COMPANY L.P.            AIRGATE PCS, INC.


By:
                                              By: /s/ Thomas M. Dougherty
Its:
                                              Its:  President and CEO
Name:
                                              Name:  Thomas M. Dougherty

                                       A-2
                                    EXHIBIT A
                                   COMMISSIONS

1.       Commissions

Sprint agrees to pay Sales Agent the following Commissions for the sale of Sprint Services to Customers.

Sprint may, in its sole discretion, amend this Exhibit, except that the Monthly Residual Commission may not be reduced with respect to Customers who purchased Sprint Services prior to the date of such amendment as a result of Sales Agent's efforts under this Agreement. Any amendment that affects the amount of Commissions or the timing of earning or payment of Commissions is effective 30 days after Sales Agent is notified of the amendment.

1.1. Standard Commission. Subject to any charge backs described in this Exhibit, Sales Agent earns a Standard Commission of $10 for each A-Status Sale by Sales Agent.

1.2. Monthly Residual Commission. In addition to the Standard Commission, Sprint will pay to Sales Agent a Monthly Residual Commission of 4.5% of the Customer's Net Collectible Monthly Revenue for each consecutive month that the Customer remains a Sprint Customer. Sales Agent will continue to earn Monthly Residual Commission on any A-Status Sales that became A-Status prior to the date of expiration or termination of this Agreement for as long as the Customer continuously remains a Sprint Customer. If the Customer switches to a new Sprint Service or service offering without first canceling, terminating, disconnecting or deactivating his Sprint Service that was purchased through Sales Agent, Sales Agent's Monthly Residual Commission will be based on Customer's Net Collectible Monthly Revenue for the new Sprint Service or service offering. If the Customer cancels, terminates, disconnects or discontinues his Sprint Service for any reason, Sprint will not pay Sales Agent any further Monthly Residual Commission for that Customer.

2.       Charge Backs

A "charge back" is an amount Sprint may charge against any amounts due to Sales Agent for Commissions earned under the specific terms of this Agreement and for no other reason. During the term of this Agreement and upon its termination, if charge backs exceed Commissions and other amounts, if any, due to Sales Agent, then Sales Agent must pay the excess to Sprint immediately upon notice by Sprint to Sales Agent of the amount of the excess. Without limiting the generality of this Section, the following items are charge backs:

2.1. If  Sprint   must   adjust   the   account   of  a   Customer   because  of
     misrepresentations made by Sales Agent to the Customer in violation of Sprint procedures, policies and operating guidelines established under
     Section 2.3 hereof (e.g., promising free calling); or

2.2. If Sales Agent accepts payment from a Customer for a Sprint Service and the payment is not immediately delivered to the person at Sprint authorized to receive the payments in violation of Sprint procedures, policies and operating guidelines established under Section 2.3 hereof.

No chargebacks are made with respect to an A-Status Sale even though the Customer deactivates following such sale.

3.       Errors

If Sprint determines that an error was made in any Commission paid to Sales Agent, Sprint may adjust the next payment of Commission to Sales Agent to correct the error. If no additional amounts are due Sales Agent, Sales Agent must immediately upon receipt of notice of the error from Sprint pay the amount of the error to Sprint.